UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2022

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3

SIGNATURES		4

Item 5.07, “Submission of Matters to a Vote of Security Holders”

The voting results for the matters voted on at the 2022 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”) held on April 26, 2022 are as follows:

1.	Ten directors were elected to serve one-year terms expiring at the Company’s 2023 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jorge A. Bermudez	155,726,243	2,967,970	93,085	8,509,859
Thérèse Esperdy	157,334,154	1,363,840	89,304	8,509,859
Robert Fauber	158,093,681	609,588	84,029	8,509,859
Vincent A. Forlenza	155,529,367	2,659,019	598,912	8,509,859
Kathryn M. Hill	155,273,009	3,427,700	86,589	8,509,859
Lloyd W. Howell, Jr.	157,251,418	1,444,312	91,568	8,509,859
Raymond W. McDaniel, Jr.	152,643,199	5,708,232	435,867	8,509,859
Leslie F. Seidman	157,058,332	1,285,119	443,847	8,509,859
Zig Serafin	158,362,046	324,684	100,568	8,509,859
Bruce Van Saun	157,073,541	1,613,691	100,066	8,509,859

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2022 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
162,992,119	4,218,934	86,104	n/a

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
149,517,231	6,837,895	2,432,172	8,509,859

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: April 29, 2022